SECOND AMENDMENT

TO

EMPLOYMENT AGREEMENT

BETWEEN

QUEST SOLUTION, INC.

AND

THOMAS O. MILLER

The Employment Agreement, dated May 1, 2015, as amended by that certain First Amendment to Employment Agreement, dated September 3, 2015 (collectively, the “Employment Agreement”), by and between Quest Solution, Inc., a Delaware corporation (the “Company”), and Thomas O. Miller, an individual (the “Executive”) is hereby amended, effective as of October 1, 2015 (the “Effective Date”), as set forth herein.

Paragraph 1.1 of the Employment Agreement is hereby is amended by deleting Paragraph 1.1 in its entirety and substituting the following in its place:

1.1 Position. Executive shall serve as the Company’s President and Chairman of the Board, with such duties as are customarily associated with the position of a President for a public company. Notwithstanding the foregoing, Executive shall report to and perform the specific duties and responsibilities assigned to him by the Company’s Board of Directors.

Except as specifically amended herein, all other terms and conditions of the Employment Agreement shall remain unchanged and shall continue in full force and effect.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company and the Executive have executed this Second Amendment to Employment Agreement as of the Effective Date.

QUEST SOLUTION, INC.

By:	/s/ Tom Miller
Name:	Tom Miller
Title:	Chief Executive Officer

EXECUTIVE

By:	/s/ Thomas O. Miller
Name:	Thomas O. Miller

Signature Page to Second Amendment to Employment Agreement